Exhibit 99.1

Syra Health Announces Fourth-Quarter and Full-Year 2023 Financial Results. Projects 2024 Revenue Growth of 64% to 100%.

Conference call will be held today, Monday, March 25 at 9:00am ET

Carmel, IN, March 25, 2024 /PRNewswire/ —Syra Health Corp. (NASDAQ: SYRA), (“Syra Health” or the “Company”) a healthcare consulting company with a mission to improve healthcare by providing innovative services and technology solutions, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2023.

2023 Financial Highlights

●	2023 revenue of $5.5 million compared to $5.6 million in 2022.

●	Business units excluding Healthcare Workforce grew 250% and comprised 23% of total revenues in 2023, versus only 6% in 2022.

●	Population Health, driven by demand for epidemiology services, had revenues of $715,499, an increase of more than 125% compared to 2022.

●	Digital Health, driven by sales of the Company’s SyraBot product, had revenues of $515,250 marking its first year of revenues.

●	Gross profit margin increased 670 bps to 25.6% compared to 18.9% in 2022.

●	December 31, 2023 ending cash balance of $3.3 million and no long-term debt.

2024 Financial Outlook

●	The Company expects full-year 2024 revenue of $9 to $11 million, representing a growth of 64%-100% versus 2023.

●	Guidance does not include any potential revenues from Caduceus Healthcare with regards to the recently announced Federal Influx Care Facilities contract.

Recent Operational Highlights

●	Secured a five-year $4.75 million contract with the District of Columbia’s Department of Behavioral Health (DBH), to support DBH’s mental health initiatives, including its Supported Employment Program and Comprehensive Psychiatric Emergency Program.

●	Secured a one-year contract with a national healthcare organization worth $660,000 to provide Healthcare Effectiveness Data and Information Set (HEDIS®) outreach and support services essential for fostering positive health outcomes and reducing costs.

●	Secured a one-year $450,000 contract for epidemiology services with the Shelby County Health Department in Tennessee, with two additional one-year renewal options, bringing the total potential value of the contract to $1.35 million.

●	Announced that it has been selected as a subcontractor for a contract awarded to Caduceus Healthcare, Inc. by the federal Department of Health and Human Services (HHS), Administration for Families and Children (ACR), Office of Refugee Resettlement (ORR) Medical Staffing and Support, valued at $75 billion.

●	Launched Syrenity, a mental health product that proactively identifies the negative factors impacting mental health and integrates telehealth for mental health treatment.

●	Launched CarePlus, an electronic medical record (EMR) system designed specifically for small to mid-sized healthcare organizations. CarePlus is an easy-to-use, secure, and scalable platform that allows for streamlining clinical workflows and integrating labs, radiology, and telehealth.

●	In September 2023, successfully closed on its IPO and began trading on the NASDAQ.

Management Commentary

Dr. Deepika Vuppalanchi, CEO of Syra Health, said “We are continuing to make progress on our growth objectives. The demand for our services remains strong and we believe we are properly positioned to take advantage. Our financial guidance reflects the growth of our business. We are continuing to diversify our revenues in terms of geography and business units. Our burgeoning business units of Population Health, Behavioral and Mental Health, Digital Health, and Health Education are seeing solid growth. These higher margin business units are becoming a larger portion of our revenue base. We are currently operating in 17 states, and we anticipate securing new business from both the private sector and ongoing federal project bids.”

Sandeep Allam, Executive Chairman and President of Syra Health, said, “We are excited about our growth prospects in 2024 and beyond. We are at the early stages of accelerating growth, which has been made possible by the investments we have made in recent years in technology and our people. Our Digital Health business unit is poised for growth, driven by our innovative SyraBot and our CarePlus solutions, which we launched in 2023. In 2023 we also launched Syrenity, our evidence-based and AI-backed product focused on the prevention of behavioral and mental health concerns. Anchoring these nascent businesses units is our legacy Healthcare Workforce business unit, which continues to generate solid revenues.”

2023 Financial Results

Revenue in 2023, was $5.5 million, compared to the $5.6 million reported in 2022. Strong growth in the Digital Health, Population Health, Behavioral and Mental Health, and Health Education business units were driven by new contracts as well as the launch of SyraBot. Healthcare Workforce revenue declined due to the subsiding of the COVID-19 pandemic.

Gross profit margin in 2023 was 25.6%, compared to 18.9% in 2022. The increase in gross margins was due to the mix shift from Healthcare Workforce to Population Health and Digital Health that carry better margins.

Total operating expenses in 2023 increased 36% to $4.3 million compared to $3.1 million in 2022. Salaries and benefits expenses increased 50% due to increased operations and added office personnel to support the Company’s IPO process and Company growth. Professional fees declined 43% due to a decrease in stock-based compensation related to outsourced professionals engaged in 2022. Selling, general and administrative expenses increased 97% due to increased operations. Depreciation expense was $48,771 compared to $14,849 in 2022, reflecting expanded office space. R&D expenses were $240,048, reflecting the development of technology-based solutions.

Net Loss for 2023 was $(2.94 million) compared to $(2.12 million) in 2022.

Adjusted EBITDA for 2023 was $(2.8 million) compared to $(2.1 million) in 2022.

Cash on hand on December 31, 2023 was $3.3 million.

Conference Call

Management will hold a conference call to discuss the fiscal year’s financial results at 9:00am ET on March 25, 2024.

Interested parties can listen via a live webcast, from the link available in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations/q4-and-full-year-2023-earnings-call

A replay will be available after the call, in the Investor Relations section of the Company’s website at https://ir.syrahealth.com/presentations/q4-and-full-year-2023-earnings-call.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we have provided the following non-GAAP financial measure in this release and the accompanying tables: adjusted EBITDA. We use this non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe it is useful to investors as a supplement to GAAP measures in analyzing, trending, and benchmarking the performance and value of our business. However, this measure is not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see the table below.

SYRA HEALTH CORP.

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

	FY 2023	FY 2022

Net Loss	$(2,938,343)	$(2,118,165)
Interest	$53,686	$28,533
Depreciation	$48,771	$14,849
Taxes	$32,985	$14,849
EBITDA	$(2,802,901)	$(2,059,934)

Adjusted EBITDA	$(2,802,901)	$(2,059,934)

ABOUT SYRA HEALTH

Syra Health is a healthcare technology company addressing some of healthcare’s most significant challenges in areas such as behavioral and mental health, digital health, and population health, by providing innovative services and technology solutions. Syra Health’s products and services are centered on prevention, improved access, and affordable care. Syra Health supplies its solutions to payers, providers, life sciences organizations, academic institutions, and government. For more information, please visit www.syrahealth.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements.’ The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syra Health specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Media:

Syra Health

Communications & Marketing Director

Christine Drury

317-385-9227

christined@syrahealth.com

Investors:

Ben Shamsian

Vice President

Lytham Partners, LLC

646-829-9701

shamsian@lythampartners.com

SYRA HEALTH CORP.

BALANCE SHEETS

	December 31,	December 31,
	2023	2022

ASSETS

Current assets:
Cash	$3,280,075	$3,344
Accounts receivable, net	1,060,634	1,201,097
Accounts receivable related party	50,644
Other current assets	389,787	222,302
Total current assets	4,781,110	1,426,743

Deferred offering costs	-	596,118
Property and equipment, net	78,974	112,493
Right-of-use asset	63,199	184,288

Total assets	$4,923,283	$2,319,642

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$462,991	$432,388
Accounts payable, related parties	-	3,200

Accrued expenses	198,978	239,117
Current portion of operating lease liability, related party	63,199	121,089
Notes payable	184,904	-
Revolving line of credit	-	750,551
Total current liabilities	910,072	1,546,345

Operating lease liability, related party	-	63,199

Total liabilities	910,072	1,609,544

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares designated, issued and outstanding	-	-
Class A common stock, $0.001 par value, 100,000,000 shares authorized, 5,588,298 and 3,568,758 shares issued and outstanding at December 31, 2023 and 2022, respectively	5,588	3,569
Convertible class B common stock, $0.001 par value, 5,000,000 shares authorized, 833,334 shares issued and outstanding	833	833
Additional paid-in capital	9,071,745	2,832,308
Accumulated deficit	(5,064,955)	(2,126,612)
Total stockholders’ equity (deficit)	4,013,211	710,098

Total liabilities and stockholders’ equity (deficit)	$4,923,283	$2,319,642

SYRA HEALTH CORP.

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2023	2022

Net revenues	$5,515,144	$5,617,706
Cost of services	4,103,244	4,555,924
Gross profit	1,411,900	1,061,782

Operating expenses:
Salaries and benefits	2,292,295	1,524,971
Professional services	586,463	1,035,902
Research and development expenses	240,048	-
Selling, general and administrative expenses	1,131,922	575,755
Depreciation	48,771	14,849
Total operating expenses	4,299,499	3,151,477

Operating loss	(2,887,599)	(2,089,695)

Other income (expense):
Interest income	2,942	63
Interest expense	(53,686)	(28,533)
Total other income (expense)	(50,744)	(28,470)

Net loss	$(2,938,343)	$(2,118,165)

Weighted average common shares outstanding – basic and diluted	4,877,861	3,041,085
Net loss per common share – basic and diluted	$(0.60)	$(0.70)

SYRA HEALTH CORP.

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,938,343)	$(2,118,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expense	-	95,563
Depreciation	48,771	14,849
Amortization of debt discounts	-	14,076
Common stock issued for services	-	510,000
Stock-based compensation	32,831	2,910
Decrease (increase) in assets:
Accounts receivable	(59,547)	(940,470)
Accounts receivable, related party	(50,614)	-
Other current assets	203,110	(200,798)
Right-of-use asset	121,089	-
Increase (decrease) in liabilities:
Accounts payable	30,603	392,276
Accounts payable, related parties	(3,200)	(82,418)
Accrued expenses	(22,679)	163,675
Operating lease liability	(121,089)	(95,563)
Net cash used in operating activities	(2,759,068)	(2,244,065)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(15,251)	(121,260)
Net cash used in investing activities	(15,251)	(121,260)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on deferred offering costs	-	(596,118)
Repayment of notes payable	(185,692)	-
Proceeds received on sale of Class A common stock	5,332,283	2,322,500
Proceeds received from line of credit	300,000	2,819,275
Repayments on line of credit	(1,050,551)	(2,082,800)
Advances received from related party	1,295,010	94,000
Repayments on advances from related party	(1,095,000)	(288,200)
Proceeds received from convertible notes payable	1,455,000	-
Net cash provided by financing activities	6,051,050	2,268,657

NET CHANGE IN CASH	3,276,731	(96,668)
CASH AT BEGINNING OF PERIOD	3,344	100,012
CASH AT END OF PERIOD	$3,280,075	$3,344

SUPPLEMENTAL INFORMATION:
Interest paid	$36,226	$11,651
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Initial recognition of right-of-use asset and lease liability	$-	$131,187
Class A common stock issued for debt and interest conversion	$1,472,460	$-
Cancellation of Class A common stock	$42	$-
Non-cash application of invoices to STLogics loan	$200,010	$-
Prepaid asset financed with notes payable	$370,596	$-

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